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                                                                   Exhibit 4-B-1



                       -----------------------------------


                          SECOND SUPPLEMENTAL INDENTURE

                                     between

                          DANA CORPORATION, as Issuer,

                                       and

                             CITIBANK, N.A., Trustee

                          Dated as of February 26, 1999

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1.               Definition of Terms.......................................................         1


                                   ARTICLE II

                    GENERAL TERMS AND CONDITIONS OF THE NOTES

SECTION 2.1.               Designation and Principal Amount..........................................         3
SECTION 2.2.               Maturity..................................................................         3
SECTION 2.3.               Form and Payment..........................................................         4
SECTION 2.4.               Interest..................................................................         5
SECTION 2.5                Defeasance................................................................         6


                                   ARTICLE III

                             REDEMPTION OF THE NOTES

SECTION 3.1.               Optional Redemption by Company............................................         6
SECTION 3.2.               No Sinking Fund...........................................................         6


                                   ARTICLE IV

                                    EXPENSES

SECTION 4.1.               Payment of Expenses.......................................................         6
SECTION 4.2.               Payment Upon Resignation or Removal.......................................         6


                                    ARTICLE V

                                  FORM OF NOTES

SECTION 5.1.               Form of Notes.............................................................         7


                                   ARTICLE VI

                             ORIGINAL ISSUE OF NOTES

SECTION 6.1.               Original Issue of Notes...................................................         13
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                                   ARTICLE VII

                                  MISCELLANEOUS

SECTION 7.1.               Ratification of Indenture.................................................         13
SECTION 7.2.               Trustee Not Responsible for Recitals......................................         13
SECTION 7.3.               Governing Law.............................................................         13
SECTION 7.4.               Separability..............................................................         14
SECTION 7.5.               Counterparts..............................................................         14
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                  SECOND SUPPLEMENTAL INDENTURE, dated as of February 26, 1999
(the "Second Supplemental Indenture"), among Dana Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the
"Company"), and Citibank, N.A., as trustee (the "Trustee"), under the Indenture dated as of December 15, 1997 among the Company and the Trustee (as supplemented by the First Supplemental Indenture between Dana Corporation, as Issuer, and
Citibank, N.A., Trustee, Dated as of March 11, 1998, the "Indenture").

                  WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's debt securities, to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

                  WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of three new series of Securities to be known as its 6.25% Notes due 2004 (the "2004 Notes"), its 6.50% Notes due 2009 (the "2009 Notes") and its 7.00% Notes due 2029 (the "2029 Notes" and together with the 2004 Notes and the 2009 Notes, the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Second Supplemental Indenture;

                  WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture; all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the legal, valid and binding obligations of the Company, have been performed; and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

                  NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. Definition of Terms.
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                  (a) A term defined in the Indenture has the same meaning when used in this Second Supplemental Indenture.

                  (b) A term defined anywhere in this Second Supplemental Indenture has the same meaning throughout.

                  (c) The singular includes the plural and vice versa.

                  (d) A reference to a Section or Article is to a Section or Article of this Second Supplemental Indenture.

                  (e) Headings are for convenience of reference only and do not affect interpretation.

                  (f) The following terms have the meanings given to them in this Section 1.1(f):

                  "Make-Whole Amount" means, in connection with any redemption of the Notes, the excess, if any, of (1) the aggregate present values of the principal being redeemed and the remaining payments of interest thereon from the Redemption Date to the Maturity Date (excluding interest accrued before the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Reinvestment Rate (determined on the third Business Day before the notice of redemption is given) over (2) the aggregate principal amount of the Notes being redeemed.

                  "Maturity Date" means, for each series of Notes, the respective date on which the Notes mature and on which the principal is due and payable together with all accrued and unpaid interest thereon.

                  "Notes" has the meaning given in the recitals hereto.

                  "2004 Notes" has the meaning given in the recitals hereto.

                  "2009 Notes" has the meaning given in the recitals hereto.

                  "2029 Notes" has the meaning given in the recitals hereto.

                  "Optional Redemption Price" has the meaning given in Section 3.1.

                  "Reinvestment Rate", as of any date, means the Treasury Yield plus (i) 0.10% for the 2004 Notes; (ii) 0.15% for the 2009 Notes; and (iii) 0.25% for the 2029 Notes.

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                  "Statistical Release" means the "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities.

                  "Treasury Yield" means, with respect to any redemption, the rate per annum equal to the yield to maturity as of the date of determination of United States Treasury securities having a maturity corresponding to the remaining life to the stated maturity (as of the Redemption Date, rounded to the nearest month) of the principal of the Notes to be redeemed. The Treasury Yield on any date will be determined by calculating the arithmetic mean of the yields published in the Statistical Release issued most recently before the date of determination under the heading "Week Ending" for "U.S. Government Securities -
- Treasury Constant Maturities" with a maturity equal to such remaining life. If no published maturity exactly corresponds to such remaining life, then the Treasury Yield will be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities. If no Statistical Release is published or the format or content of the Statistical Release changes so as to preclude a determination of the Treasury Yield in the manner contemplated as of the date hereof, the Company shall designate a reasonably comparable index.

                                   ARTICLE II

                    GENERAL TERMS AND CONDITIONS OF THE NOTES

                  SECTION 2.1. Designation and Principal Amount.

                  The Company hereby authorizes

                  (i) a series of Securities designated the "6.25% Notes due 2004", limited in aggregate principal amount to $250,000,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Securities pursuant to Section 2.04 of the Indenture;

                  (ii) a series of Securities designated the "6.50% Notes due 2009", limited in aggregate principal amount to $350,000,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Securities pursuant to Section 2.04 of the Indenture; and

                  (iii) a series of Securities designated the "7.00% Notes due 2029," limited in aggregate principal amount to

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
$400,000,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Securities pursuant to Section
2.04 of the Indenture.

The Notes are senior unsecured obligations of the Company, ranking pari passu with all other unsecured and unsubordinated indebtedness of the Company which may be outstanding from time to time.

                  SECTION 2.2. Maturity.

                  (a) The Maturity Date of the 2004 Notes is March 1, 2004.

                  (b) The Maturity Date of the 2009 Notes is March 1, 2009.

                  (c) The Maturity Date of the 2029 Notes is March 1, 2029.

                  SECTION 2.3. Form and Payment.

                  (a) Each series of Notes shall be issued as one or more Global Securities in an aggregate principal amount equal to the aggregate principal amount of all outstanding Notes of such series, to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of the Depositary's participants. Principal, interest, and Make-Whole Amount, if any, on the Notes will be payable and the transfer of Notes will be registrable at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the holder of any Note at such address as shall appear in the Security Register. Notwithstanding the foregoing, the payment of the principal, Make-Whole Amount, if any, and interest on Notes held by the Depositary will be made at such place and to such account as may be designated by the Depositary.

                  (b) A Global Security may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

                  (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary is no longer registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article II of the Indenture, the Trustee, upon written notice from the

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Company, will authenticate and make available for delivery, Notes in definitive registered form without coupons, in authorized denominations, having substantially identical terms to and in an aggregate principal amount equal to the principal amount of the Global Securities in exchange for such Global Securities. In addition, the Company may at any time determine that the Notes shall no longer be represented by Global Securities. In such event the Company will execute, and subject to Section 2.04 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. Upon the exchange of the Global Securities for such Notes in definitive registered form without coupons, in authorized denominations, the Global Securities shall be canceled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Securities shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depositary for delivery to the Persons in whose names such Notes are so registered.

                  SECTION 2.4. Interest.

                  (a) Each 2004 Note will bear interest at the rate of 6.25% per annum, each 2009 Note will bear interest at the rate of 6.50% per annum and each 2029 Note will bear interest at 7.00% per annum (each, the respective "Coupon Rate") from the date of issuance until the principal thereof becomes due and payable. Interest will be payable in arrears on March 1 and September 1 of each year (each, an "Interest Payment Date") commencing on September 1, 1999, to the Person in whose name such Note is registered, at the close of business on February 15 or August 15, as the case may be, next preceding such interest installment. The Company shall pay interest on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the applicable Coupon Rate plus 1%, compounded semi-annually.

                  (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full semi-annual period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a period (assuming each full month elapsed in such period consists of 30

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days). In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay).

                  SECTION 2.5. Defeasance.

                  The 2004 Notes, 2009 Notes and the 2029 Notes are each a Defeasible Series of Securities.

                                   ARTICLE III

                             REDEMPTION OF THE NOTES

                  SECTION 3.1. Optional Redemption by Company.

                  The Company may redeem the Notes, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the Redemption Date plus any Make-Whole Amount (the "Optional Redemption Price"). The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the Redemption Date or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the Redemption Date.

                  SECTION 3.2. No Sinking Fund.

                  The Notes are not entitled to the benefit of any sinking fund.

                                   ARTICLE IV

                                    EXPENSES

                  SECTION 4.1. Payment of Expenses.

                  In connection with the offering, sale and issuance of the Notes, the Company, in its capacity as borrower with respect to the Notes, shall pay all costs and expenses relating to the offering, sale and issuance of the Notes.

                  SECTION 4.2. Payment Upon Resignation or Removal.

                  Upon termination of this Second Supplemental Indenture

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or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation.

                                    ARTICLE V

                                  FORM OF NOTES

                  SECTION 5.1. Form of Notes.

                  Notwithstanding anything to the contrary contained in
Section 2.02(b) of the Indenture, the definitive Notes may be produced in any manner mutually agreed upon by the Company and the Trustee. The 2004 Notes, the 2009 Notes and the 2029 Notes and the Trustee's certificate of authentication to be endorsed thereon are to be substantially in the following forms:

                           [Form of Face of Security]

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                                DANA CORPORATION

                                                                CUSIP NO. [____]

No.R-                                                           $[_____________]

                  Dana Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (hereinafter called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[$250,000,000] [$350,000,000]/[$400,000,000] on [March 1, 2004]/[March 1, 2009]/[March 1,
2029], and to pay interest thereon from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on March 1 and September 1 in each year, commencing on September 1, 1999, at the

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rate of [6.25%]/[6.50%]/[7.00%] per annum, until the principal hereof is paid or made available for payment. The Company shall pay interest on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at [7.25%]/[7.50%]/[8.00%] per annum, compounded semi-annually. The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which will be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof will be given to Holders of Securities of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  Payment of the principal of (and Make-Whole Amount, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for the purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS SET FORTH ON THE REVERSE HEREOF. SUCH PROVISIONS WILL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.

                  This Security will not be valid or become obligatory for any purpose until the certificate of authentication herein has been signed manually by the Trustee under the Indenture referred to on the reverse side hereof.

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                  IN WITNESS WHEREOF, THIS INSTRUMENT HAS BEEN DULY EXECUTED IN
ACCORDANCE WITH THE INDENTURE.

                                                     DANA CORPORATION

                                                     By:_______________________

Attest:

By: _________________

                          [Form of Reverse of Security]

                                DANA CORPORATION

                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of December 15, 1997 (herein called the "Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto (including the Second Supplemental Indenture, between the Company and the Trustee dated as of February 26, 1999 pursuant to which this series of Securities is issued) reference is hereby made for a statement of the respective rights, limitations of rights, duties, and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof issued pursuant to the Second Supplemental Indenture and limited in aggregate principal amount to [$250,000,000]/ [$350,000,000]/[$400,000,000].

                  The Securities of this series are subject to redemption upon not less than 30 calendar days' notice by mail, at any time, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with the Make-Whole Amount (as defined in the Second Supplemental Indenture), if any, and accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

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
                  In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                  The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Security or (b) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security will be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security will not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and

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
shall have failed to institute such proceeding for 60 calendar days after receipt of such notice, request, and offer of indemnity. The foregoing will apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any Make-Whole Amount or interest hereon on or after the respective due dates expressed herein.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, Make-Whole Amount, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any Make- Whole Amount and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee, nor any such agent will be affected by notice to the contrary.

                  All terms used in this Security that are defined in the Indenture will have the respective meanings assigned to them in the Indenture.

                        [Form of Trustee's Certificate of

                         Authentication for Securities]

                     Trustee's Certificate of Authentication

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                     Citibank, N.A.
                                                        as Trustee

Dated: __________                                    By: ______________________
                                                         Authorized Signatory

                                   ARTICLE VI

                             ORIGINAL ISSUE OF NOTES

                  SECTION 6.1. Original Issue of Notes.

                  2004 Notes in the aggregate principal amount of $250,000,000, 2009 Notes in the aggregate principal amount of $350,000,000 and 2029 Notes in the aggregate principal amount of $400,000,000 may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman or any Vice Chairman of the Board of Directors, its President, or any Vice President and attested by its Treasurer, its Secretary, any Assistant Secretary or any Assistant Treasurer, without any further action by the Company. The signature of any of these officers on the written order may be manual or facsimile.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.1. No Defaults; Ratification of Indenture.

                  The Company hereby represents and warrants that it is not in default in the performance or observance of any of the terms, provisions or conditions of the Indenture. The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                  SECTION 7.2. Trustee Not Responsible for Recitals.

                  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

                  SECTION 7.3. Governing Law.

                  This Second Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflict

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
of laws principles thereof.

                  SECTION 7.4. Separability.

                  In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Notes, but this Second Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

                  SECTION 7.5. Counterparts.

                  This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

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
                  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                      DANA CORPORATION

                                      By: /s/ A. Glenn Paton
                                          ----------------------------------
                                          Name:  A. Glenn Paton
                                          Title: Vice President - Treasurer

Attest: /s/ Sue A. Griffin
        --------------------------
        Title: Assistant Secretary

                                      CITIBANK, N.A.,

                                      as Trustee

                                      By: /s/ F. Mills
                                          ------------------------------
                                          Name: F. Mills
                                          Title: Senior Trust Officer

Attest: /s/ Nancy Forte
        --------------------
        Title: Trust Officer

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